SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Natural Resources Fund -- Class A Shares
Fiscal period ending:  8/31/95
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n    =    Number of Time Periods   1 Year    5 Years   10 Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value  $1,047    $1,291    $2,272

T    =    Average Annual
          Total Return              4.70%     5.25%     8.55%

                   *Life of fund, if less than 10 years
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Natural Resources Fund -- Class B Shares
Fiscal period ending:  8/31/95
Inception date (if less than 10 years of performance):  2/1/94


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n    =    Number of Time Periods   1 Year    5 Years   10 Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value  $1,054      N/A     $1,054

T    =    Average Annual
          Total Return              5.38%      N/A      3.39%*

                   *Life of fund, if less than 10 years

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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Natural Resources Fund -- Class M Shares
Fiscal period ending:  8/31/95
Inception date (if less than 10 years of performance):  7/3/95


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)

n    =    Number of Time Periods   1 Year    5 Years   10 Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value    N/A       N/A     $994

T    =    Cumulative
          Total Return               N/A       N/A     -0.56%*

                   *Life of fund, if less than 10 years